Exhibit 99.1

January 25, 2023

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street, P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS

RESULTS FOR FOURTH QUARTER 2022

•	Earnings per diluted share of $0.39 ($0.42 excluding certain items, non-GAAP) for the fourth quarter of 2022

•	Loan growth of $5.2 million for the quarter, excluding PPP loans

•	160 consecutive quarters of profitability

•	Efficiency ratio, (excluding certain items, non-GAAP), of 51.1% for the fourth quarter of 2022

•	Return on average assets, (excluding certain items, non-GAAP), was 1.36% for the fourth quarter of 2022

•	ROAE and ROATE, (excluding certain items, non-GAAP), 21.3% and 34.6%, respectively, for fourth quarter of 2022

CANFIELD, Ohio (January 25, 2023) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) reported today net income of $13.4 million for the three months ended December 31, 2022 compared to $5.7 million for the three months ended December 31, 2021. The Company reported diluted earnings per share of $0.39 for the fourth quarter of 2022 versus $0.18 for the same period in 2021. Results for the fourth quarter of 2022 included pretax items of $584,000 for merger related costs and combined net losses of $338,000 on the sale of securities and the sale of other assets. Excluding these items (non-GAAP), net income for the quarter ended December 31, 2022, would have been $14.1 million, or $0.42 per diluted share.

Net income for the twelve months ended December 31, 2022, totaled $60.6 million, or $1.79 per diluted share, compared to $51.8 million, or $1.77 per diluted share for the twelve months ended December 31, 2021. Results for the year ended December 31, 2022, included pre-tax items for acquisition costs of $4.1 million, security losses of $454,000, $8.4 million in other noninterest income for the proceeds of a legal settlement, a $6.0 million charitable contribution to the Farmers Charitable Foundation, $2.1 million in legal expenses associated with the legal settlement and gains of $19,000 on the sale of assets. Net income for the twelve months ended December 31, 2022, excluding these items (non-GAAP), was $64.0 million, or $1.89 per share.

Kevin J. Helmick, President and CEO, stated, “2022 was a strong year for Farmers as we produced record net income, which drove strong returns on assets, equity, and tangible equity. In addition, we successfully integrated the 2021 Cortland Bancorp acquisition, focused on completing the 2023 Emclaire Financial Corp. acquisition, and enhanced our leadership team and board. With the January 2023 completion of the Emclaire Financial Corp. acquisition, we have expanded our presence throughout Pennsylvania and significantly increased our scale with over $5.0 billion in bank assets and $3.0 billion in wealth assets. I believe Farmers is well positioned to navigate an increasingly difficult economic and interest rate environment as a result of our strong asset quality and capital levels, experienced leadership team, and dedication to provide our communities with exceptional financial products and services.”

On March 23, 2022, Farmers entered into an agreement and plan of merger (the “Merger Agreement”) with Emclaire Financial Corp. (formerly NASDAQ: EMCF), a Pennsylvania corporation (“Emclaire”), and the parent company of The Farmers National Bank of Emlenton (“Emlenton”). On July 20, 2022, the transaction received the approval of Emclaire’s shareholders and on December 2, 2022, the transaction received regulatory approval. The transaction closed on January 1, 2023. Emclaire operated 19 branches in ten counties throughout western Pennsylvania and as of December 31, 2022, had total assets of $1.02 billion, gross loans of $797.3 million and deposits of $874.6 million.

Balance Sheet

Total assets declined to $4.08 billion at December 31, 2022 compared to $4.12 billion at September 30, 2022. Gross loans (excluding loans held for sale and PPP loans) increased by $5.2 million to $2.40 billion at December 30, 2022 from the prior quarter.

Securities available for sale decreased $27.1 million to $1.27 billion at December 31, 2022 from $1.30 billion at September 30, 2022. The decrease was primarily driven by runoff and the sale of securities during the quarter offset by improvement in the gross unrealized loss. The gross unrealized loss at December 31, 2022 was $266.5 million compared to $290.1 million at September 30, 2022 and a gross unrealized gain of $11.7 million at December 31, 2021. With continued loan growth and the acquisition of Emclaire, the Company plans on allowing the securities portfolio to shrink and provide liquidity. The volatility in the bond market is expected to continue in 2023, which may result in increased volatility in the fair value of the Company’s available for sale securities.

Total customer deposits (excluding brokered time deposits) declined to $3.42 billion at December 31, 2022 from $3.52 billion at September 30, 2022. Customer deposit balances at December 31, 2021 were $3.55 billion. Intense competition from both other banks and the treasury market itself drove the decline in deposits. In addition, it appears that some customers are utilizing deposit balances to counter the higher cost of living brought on by the inflationary environment in 2022. The Company expects competition for deposits to remain highly elevated for the foreseeable future which will continue to increase funding costs.

Total stockholders’ equity increased to $292.3 million at December 31, 2022 from $265.6 million at September 30, 2022 but has declined from $472.4 million at December 31, 2021. The decrease in stockholders’ equity since December 31, 2021 has primarily been due to the decline in accumulated other comprehensive income associated with the rapid increase in U.S. treasury rates in 2022 which has had a negative effect on the value of the Company’s available for sale securities, and in turn, the dollar amount that flows through accumulated other comprehensive income. The Company’s tangible book value per share (non-GAAP) was $5.60 at December 31, 2022 compared to $4.79 at September 30, 2022, and $10.91 at December 31, 2021.

Credit Quality

Non-performing loans (NPLs) were $14.8 million at December 31, 2022 compared to $16.2 million at December 31, 2021. The NPL to loans ratio was 0.62% at December 31, 2022 compared to 0.69% at December 31, 2021. Non-performing assets to assets has also declined from 0.39% at December 31, 2021 to 0.36% at December 31, 2022. Early stage delinquencies, defined as 30-89 days delinquent, were $9.6 million, or 0.40% of total loans, at December 31, 2022 compared to $8.9 million, or 0.38% of total loans at December 31, 2021.

The Company recorded a provision for credit losses and unfunded commitments of $416,000 in the fourth quarter of 2022 compared to a provision for credit losses of $5.4 million in the fourth quarter of 2021. During the fourth quarter of 2021, the Company completed the acquisition of Cortland Bancorp and recorded a $4.9 million provision for credit losses related to the acquisition which accounts for the majority of the difference in provision costs between the 4th quarter of 2022 and the 4th quarter of 2021. The Company experienced net charge-offs of $570,000 during the fourth quarter of 2022 compared to $313,000 in the fourth quarter of 2021. Net charge-offs as a percentage of average net loans was 10 basis points for the quarter ended December 31, 2022, compared to 6 basis points for the fourth quarter of 2021. The allowance for credit losses to total loans declined to 1.12% at December 31, 2022, compared to 1.26% at December 31, 2021. The low level of charge-off activity over the last several years continues to result in less allowance for credit losses being required.

Net Interest Income

The net interest margin was 2.99% for the fourth quarter of 2022 compared to 3.21% for the third quarter of 2022 and 3.33% for the fourth quarter of 2021. The decline in net interest margin during the fourth quarter of 2022 compared to the prior quarter and the fourth quarter of 2021 was caused by a rapid increase in deposit rates due to intense competition for deposits, the continued Federal Reserve rate hiking cycle and runoff of deposit balances which are being replaced by much costlier wholesale funding. Loans continue to reprice higher but cannot keep up with the increase in funding costs. Excluding the impact of acquisition marks and related accretion and PPP interest and fees, the net interest margin (non-GAAP) for the fourth quarter of 2022 was 2.96% compared to 3.18% for the third quarter of 2022 and 3.21% for the fourth quarter of 2021. Net interest income decreased to $29.4 million for the fourth quarter of 2022 from $29.7 million for the quarter ended December 31, 2021. The decrease was due to net interest margin compression discussed above offset somewhat by larger average assets. In addition, during the fourth quarter of 2021, the Company recognized $979,000 in interest and fees associated with PPP loans compared to $10,000 in the fourth quarter of 2022.

Noninterest Income

Noninterest income decreased $1.3 million from the fourth quarter of 2021 to the fourth quarter of 2022. The primary reason for the decline was a drop of $1.5 million in the net gains on the sale of loans. This drop was caused by lower mortgage production compared to the prior year due to the dramatic increase in interest rates in 2022 and a lower saleable mix. Bank owned life insurance increased $176,000 in the fourth quarter of 2022 compared to the fourth quarter of 2021. This increase was primarily due to a death benefit of $184,000 received in the fourth quarter of 2022.    Insurance commissions increased to $1.1 million in the fourth quarter of 2022 compared to $706,000 in the fourth quarter of 2021. This business exhibited strong growth throughout 2022. Security losses for the fourth quarter of 2022 totaled $366,000 compared to security gains of $25,000 for the same period in 2021. The Company used the proceeds from the sales to pay down wholesale borrowings.

Noninterest Expense

Total noninterest expense decreased to $21.1 million in the fourth quarter of 2022 compared to $27.7 million for the fourth quarter of 2021. The year-over-year decrease was primarily due to the merger costs of $6.5 million incurred in the fourth quarter of 2021 compared to merger costs of $584,000 incurred in the fourth quarter of 2022. In addition, the Company incurred $1.8 million of expense in the fourth quarter of 2021 for prepayment penalties on FHLB advances. There were no prepayment penalties in the fourth quarter of 2022. Offsetting, these decreases were increases in salaries and employee benefits primarily related to increased healthcare costs, increased occupancy and equipment expense and increased FDIC insurance expense.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $4.1 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 65 banking locations in Mahoning, Trumbull, Columbiana, Portage, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver, Butler, Allegheny, Jefferson, Clarion, Venango, Clearfield, Mercer, Elk and Crawford Counties in Pennsylvania, and Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets. Total wealth management assets under care at December 31, 2022 are $3.0 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities and certain items, return on average assets excluding merger costs and certain items, return on average equity excluding merger costs and certain items, net interest margin excluding acquisition marks and related accretion and PPP interest and fees, efficiency ratio less one-time expenses, and allowance for credit losses to gross loans, excluding PPP loans and acquired loans, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Cautionary Statements Regarding Forward-Looking Statements

We make statements in this news release and our related investor conference call, and we may from time to time make other statements, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in certain forward-looking statements include impacts from the length and extent of the economic impacts of the COVID-19 pandemic; significant changes in near-term local, regional, and U.S. economic conditions including those resulting from continued high rates of inflation, tightening monetary policy of the Board of Governors of the Federal Reserve, and possibility of a recession; Farmers’ failure to integrate Emclaire and Emlenton with Farmers in accordance with expectations; deviations from performance expectations related to Emclaire and Emlenton; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,	Percent
	2022	2022	2022	2022	2021	2022	2021	Change
Total interest income	$38,111	$36,410	$34,286	$33,279	$31,685	$142,086	$116,459	22.0%
Total interest expense	8,679	4,629	2,575	2,037	1,986	17,920	8,469	111.6%

Net interest income	29,432	31,781	31,711	31,242	29,699	124,166	107,990	15.0%
Provision (credit) for credit losses	416	448	616	(358)	5,366	1,122	4,893	-77.1%
Noninterest income	8,200	8,827	9,477	17,698	9,538	44,202	38,193	15.7%
Acquisition related costs	584	872	674	1,940	6,521	4,070	7,109	-42.7%
Other expense	20,511	20,527	20,787	28,516	21,140	90,341	72,067	25.4%

Income before income taxes	16,121	18,761	19,111	18,842	6,210	72,835	62,114	17.3%
Income taxes	2,765	3,315	3,160	2,998	508	12,238	10,270	19.2%

Net income	$13,356	$15,446	$15,951	$15,844	$5,702	$60,597	$51,844	16.9%

Average diluted shares outstanding	33,962	33,932	33,923	33,937	32,074	33,929	29,280
Basic earnings per share	0.39	0.46	0.47	0.47	0.18	1.79	1.78
Diluted earnings per share	0.39	0.46	0.47	0.47	0.18	1.79	1.77
Cash dividends per share	0.17	0.16	0.16	0.16	0.14	0.65	0.47
Performance Ratios
Net Interest Margin (Annualized)	2.99%	3.21%	3.25%	3.27%	3.33%	3.18%	3.45%
Efficiency Ratio (Tax equivalent basis)	52.59%	50.55%	49.95%	61.36%	63.61%	53.68%	51.13%
Return on Average Assets (Annualized)	1.31%	1.48%	1.54%	1.52%	0.58%	1.46%	1.52%
Return on Average Equity (Annualized)	20.16%	18.71%	17.97%	13.89%	5.24%	17.24%	13.64%
Dividends to Net Income	43.10%	35.06%	33.95%	34.18%	82.99%	36.31%	27.11%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.32%	1.52%	1.57%	1.55%	0.60%	1.50%	1.55%
Return on Average Tangible Equity	32.81%	27.06%	25.23%	17.92%	6.57%	24.31%	16.13%

Consolidated Statements of Financial Condition

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2022	2022	2022	2022	2021
Assets
Cash and cash equivalents	$75,551	$79,981	$65,458	$137,627	$112,790
Securities available for sale	1,268,025	1,295,133	1,361,682	1,463,626	1,427,677
Other investments	33,444	34,399	34,451	34,019	30,459
Loans held for sale	858	2,142	2,714	1,904	4,545
Loans	2,404,750	2,399,981	2,374,485	2,304,971	2,331,082
Less allowance for credit losses	26,978	27,282	27,454	27,015	29,386

Net Loans	2,377,772	2,372,699	2,347,031	2,277,956	2,301,696

Other assets	326,550	335,668	303,028	290,723	265,582

Total Assets	$4,082,200	$4,120,022	$4,114,364	$4,205,855	$4,142,749

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$896,957	$934,638	$983,713	$963,143	$916,237
Interest-bearing	2,526,760	2,590,054	2,586,829	2,690,668	2,630,998
Brokered time deposits	138,051	42,459	54,996	40,000	0

Total deposits	3,561,768	3,567,151	3,625,538	3,693,811	3,547,235
Other interest-bearing liabilities	183,211	243,098	137,985	87,872	87,758
Other liabilities	44,926	44,154	29,392	30,286	35,324

Total liabilities	3,789,905	3,854,403	3,792,915	3,811,969	3,670,317
Stockholders’ Equity	292,295	265,619	321,449	393,886	472,432

Total Liabilities and Stockholders’ Equity	$4,082,200	$4,120,022	$4,114,364	$4,205,855	$4,142,749

Period-end shares outstanding	34,055	34,060	34,032	34,008	33,898
Book value per share	$8.58	$7.80	$9.45	$11.58	$13.94
Tangible book value per share (Non-GAAP)*	5.60	4.79	6.46	8.58	10.91

*	Tangible book value per share is calculated by dividing tangible common equity by outstanding shares

Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	13.61%	13.36%	13.30%	13.31%	13.16%
Total Risk Based Capital Ratio (a)	17.66%	17.44%	17.46%	17.59%	17.60%
Tier 1 Risk Based Capital Ratio (a)	14.22%	13.97%	13.92%	13.95%	13.82%
Tier 1 Leverage Ratio (a)	9.84%	10.24%	9.56%	9.56%	10.12%
Equity to Asset Ratio	7.16%	6.45%	7.81%	9.37%	11.40%
Tangible Common Equity Ratio (b)	4.79%	4.06%	5.47%	7.11%	9.15%
Net Loans to Assets	58.25%	57.59%	57.04%	54.16%	55.56%
Loans to Deposits	67.52%	67.28%	65.49%	62.40%	65.72%
Asset Quality
Non-performing loans	$14,803	$12,976	$14,107	$14,046	$16,195
Non-performing assets	14,876	13,042	14,107	14,046	16,195
Loans 30—89 days delinquent	9,605	6,659	8,716	7,304	8,891
Charged-off loans	754	783	177	1,590	470
Recoveries	184	178	135	149	157
Net Charge-offs	570	605	42	1,441	313
Annualized Net Charge-offs to
Average Net Loans Outstanding	0.10%	0.10%	0.01%	0.25%	0.06%
Allowance for Credit Losses to Total Loans	1.12%	1.14%	1.16%	1.17%	1.26%
Non-performing Loans to Total Loans	0.62%	0.54%	0.59%	0.61%	0.69%
Allowance to Non-performing Loans	182.25%	210.25%	194.61%	192.33%	181.45%
Non-performing Assets to Total Assets	0.36%	0.32%	0.34%	0.33%	0.39%

(a)	December 31, 2022 ratio is estimated
(b)	This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
End of Period Loan Balances	2022	2022	2022	2022	2021
Commercial real estate	$1,028,050	$1,028,484	$1,040,243	$1,000,972	$1,011,891
Commercial	293,643	296,932	285,981	298,903	313,836
Residential real estate	475,791	474,014	464,489	455,501	453,635
HELOC	132,179	132,267	129,392	128,221	127,433
Consumer	221,260	222,706	218,219	192,586	189,522
Agricultural loans	246,937	239,081	230,477	224,845	232,365

Total, excluding net deferred loan costs	$2,397,860	$2,393,484	$2,368,801	$2,301,028	$2,328,682

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
Noninterest Income	2022	2022	2022	2022	2021	2022	2021
Service charges on deposit accounts	$1,203	$1,229	$1,139	$1,145	$1,138	$4,716	$3,660
Bank owned life insurance income, including death benefits	590	406	405	409	414	1,810	1,338
Trust fees	2,373	2,370	2,376	2,519	2,509	9,638	9,438
Insurance agency commissions	1,133	1,136	1,086	1,047	706	4,402	3,456
Security gains (losses), including fair value changes for equity securities	(366)	(17)	(60)	(11)	25	(454)	1,004
Retirement plan consulting fees	337	332	323	397	378	1,389	1,421
Investment commissions	508	424	557	694	611	2,183	2,276
Net gains on sale of loans	242	326	365	1,129	1,728	2,062	8,285
Other mortgage banking fee income (loss), net	98	94	39	60	2	291	(136)
Debit card and EFT fees	1,407	1,463	1,528	1,416	1,424	5,814	5,144
Other noninterest income	675	1,064	1,719	8,893	603	12,351	2,307

Total Noninterest Income	$8,200	$8,827	$9,477	$17,698	$9,538	$44,202	$38,193

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
Noninterest Expense	2022	2022	2022	2022	2021	2022	2021
Salaries and employee benefits	$11,385	$10,724	$11,073	$11,831	$10,230	$45,013	$39,393
Occupancy and equipment	2,753	3,028	2,918	2,680	2,422	11,379	8,486
FDIC insurance and state and local taxes	1,010	1,017	979	945	772	3,951	2,859
Professional fees	938	985	1,056	3,135	1,296	6,114	4,191
Merger related costs	584	872	674	1,940	6,521	4,070	7,109
Advertising	472	596	487	392	776	1,947	1,859
Intangible amortization	702	432	419	420	414	1,973	1,362
Core processing charges	742	738	1,123	745	880	3,348	3,198
Other noninterest expenses	2,509	3,007	2,732	8,368	4,350	16,616	10,719

Total Noninterest Expense	$21,095	$21,399	$21,461	$30,456	$27,661	$94,411	$79,176

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	December 31, 2022			December 31, 2021
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$2,394,872	$29,092	4.86%	$2,187,770	$24,946	4.52%
Taxable securities	1,105,545	5,556	2.01	892,563	3,948	1.75
Tax-exempt securities (2)	453,917	3,580	3.15	410,016	3,397	3.29
Other investments	33,901	326	3.85	26,475	142	2.13
Federal funds sold and other	59,108	336	2.27	114,496	39	0.14

Total earning assets	4,047,343	38,890	3.84	3,631,320	32,472	3.55
Nonearning assets	33,154			248,581

Total assets	$4,080,497			$3,879,901

INTEREST-BEARING LIABILITIES
Time deposits	$370,914	$1,261	1.36%	$379,786	$697	0.73%
Brokered time deposits	115,021	1,034	3.60	0	0	0.00
Savings deposits	871,584	879	0.40	736,732	202	0.11
Demand deposits - interest bearing	1,301,475	3,805	1.17	1,367,921	475	0.14
Short term borrowings	85,641	777	3.63	0	2	0.00
Long term borrowings	88,138	922	4.18	80,799	610	3.00

Total interest-bearing liabilities	$2,832,773	8,678	1.23	$2,565,238	1,986	0.31

NONINTEREST-BEARING LIABILITIES
AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	938,881			851,130
Other liabilities	43,904			31,824
Stockholders’ equity	264,939			431,709

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$4,080,497			$3,879,901

Net interest income and interest rate spread		$30,212	2.61%		$30,486	3.24%

Net interest margin			2.99%			3.33%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2022, adjustments of $72 thousand and $707 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2021, adjustments of $86 thousand and $701 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	Twelve Months Ended			Twelve Months Ended
	December 31, 2022			December 31, 2021
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$2,358,724	$108,100	4.58%	$2,041,347	$95,180	4.66%
Taxable securities	1,081,966	20,843	1.93	617,475	11,399	1.85
Tax-exempt securities (2)	465,855	14,952	3.21	348,627	12,027	3.45
Other investments	33,153	871	2.63	21,912	498	2.27
Federal funds sold and other	76,253	684	0.90	180,718	200	0.11

Total earning assets	4,015,951	145,450	3.62	3,210,079	119,304	3.72
Nonearning assets	128,757			195,805

Total assets	$4,144,708			$3,405,884

INTEREST-BEARING LIABILITIES
Time deposits	$360,687	$3,044	0.84%	$393,039	$3,652	0.93%
Brokered time deposits	56,965	1,240	2.18	11,737	75	0.64
Savings deposits	846,418	1,352	0.16	569,179	712	0.13
Demand deposits - interest bearing	1,392,058	7,449	0.54	1,240,014	2,336	0.19
Short term borrowings	55,668	1,408	2.53	3,957	7	0.28
Long term borrowings	87,972	3,427	3.90	70,057	1,687	2.40

Total interest-bearing liabilities	$2,799,768	17,920	0.64	$2,287,983	8,469	0.37
NONINTEREST-BEARING LIABILITIES
AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	$959,294			$714,978
Other liabilities	34,180			23,498
Stockholders’ equity	351,466			379,425

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$4,144,708			$3,405,884

Net interest income and interest rate spread		$127,530	2.98%		$110,835	3.35%

Net interest margin			3.18%			3.45%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2022, adjustments of $310 thousand and $3.1 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2021, adjustments of $360 thousand and $2.5 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2022	2022	2022	2022	2021	2022	2021
Total Assets	$4,082,200	$4,120,022	$4,114,364	$4,205,855	$4,142,749	$4,082,200	$4,142,749
Less Goodwill and other intangibles	101,666	102,368	101,767	102,187	102,606	101,666	102,606

Tangible Assets	$3,980,534	$4,017,654	$4,012,597	$4,103,668	$4,040,143	$3,980,534	$4,040,143

Average Assets	4,144,708	4,164,855	4,155,719	4,178,618	3,879,901	4,144,708	3,405,884
Less average Goodwill and other intangibles	102,126	101,981	102,042	102,462	84,580	102,151	58,111

Average Tangible Assets	$4,042,582	$4,062,874	$4,053,677	$4,076,156	$3,795,321	$4,042,557	$3,347,773

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2022	2022	2022	2022	2021	2022	2021
Stockholders’ Equity	$292,295	$265,619	$321,449	$393,886	$472,432	$292,295	$472,432
Less Goodwill and other intangibles	101,666	102,368	101,767	102,187	102,606	101,666	102,606

Tangible Common Equity	$190,629	$163,251	$219,682	$291,699	$369,826	$190,629	$369,826

Average Stockholders’ Equity	264,939	330,300	354,981	456,206	431,709	351,466	379,425
Less average Goodwill and other intangibles	102,126	101,981	102,042	102,462	84,580	102,151	58,111

Average Tangible Common Equity	$162,813	$228,319	$252,939	$353,744	$347,129	$249,315	$321,314

Reconciliation of Net Income, Less Merger and Certain Items

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2022	2022	2022	2022	2021	2022	2021
Net income	$13,356	$15,446	$15,951	$15,844	$5,702	$60,597	$51,844
Acquisition related costs - after tax	475	711	564	1,540	5,232	3,290	5,731
Acquisition related provision - after tax	0	0	0	0	3,846	0	3,846
Lawsuit settlement income - after tax	0	0	0	(6,616)	0	(6,616)	0
Lawsuit settlement contingent legal expense - after tax	0	0	0	1,639	0	1,639	0
Charitable donation - after tax	0	0	0	4,740	0	4,740	0
FHLB prepayment penalties - after tax	0	0	0	0	1,425	0	1,682
Net loss (gain) on asset/security sales - after tax	268	4	(25)	97	134	344	(598)
Gain on sale of credit card portfolio - after tax	0	0	0	0	(189)	0	(189)

Net income - Adjusted	$14,099	$16,161	$16,490	$17,244	$16,150	$63,994	$62,316

Diluted EPS excluding merger and one-time items	$0.42	$0.48	$0.49	$0.51	$0.50	$1.89	$2.13

Return on Average Assets excluding merger and certain items (Annualized)	1.36%	1.55%	1.59%	1.65%	1.65%	1.54%	1.83%
Return on Average Equity excluding merger and certain items (Annualized)	21.29%	19.57%	18.58%	15.12%	14.84%	18.21%	16.42%
Return on Average Tangible Equity excluding acquisition costs and certain items (Annualized)	34.64%	28.31%	26.08%	19.50%	18.46%	25.67%	19.39%

Efficiency ratio excluding certain items

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2022	2022	2022	2022	2021	2022	2021
Net interest income, tax equated	$30,212	$32,636	$32,583	$32,100	$30,486	$127,530	$110,835
Noninterest income	8,200	8,827	9,477	17,698	9,538	44,202	38,193
Legal settlement income	0	0	0	(8,375)	0	(8,375)	0
Net loss (gain) on asset/security sales	338	6	(32)	123	170	435	(757)
Gain on sale of credit card portfolio	0	0	0	0	(239)	0	(239)

Net interest income and noninterest income adjusted	38,750	41,469	42,028	41,546	39,955	163,792	148,032
Noninterest expense less intangible amortization	20,393	20,967	21,042	30,036	27,247	92,438	77,817
Charitable donation	0	0	0	6,000	0	6,000	0
Contingent legal settlement expense	0	0	0	2,075	0	2,075	0
Acquisition related costs	584	872	674	1,940	6,521	4,070	7,109
FHLB prepayment penalties	0	0	0	0	1,804	0	2,129

Noninterest income adjusted	19,809	20,095	20,368	20,021	18,922	80,293	68,579

Efficiency ratio excluding one-time items	51.12%	48.46%	48.46%	48.19%	47.36%	49.02%	46.33%

Net interest margin excluding acquisition marks and PPP interest and fees

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2022	2022	2022	2022	2021	2022	2021
Net interest income, tax equated	$30,212	$32,636	$32,583	$32,100	$30,486	$127,530	$110,835
Acquisition marks	209	246	381	957	496	1,793	932
PPP interest and fees	10	62	634	686	979	1,392	6,621

Adjusted and annualized net interest income	119,972	129,312	126,272	121,828	115,098	124,345	103,283

Average earning assets	4,047,343	4,065,085	4,015,385	3,931,506	3,631,320	4,015,951	3,210,079

Less PPP average balances	485	1,586	16,019	30,003	47,939	11,914	95,226

Adjusted average earning assets	4,046,858	4,063,499	3,999,366	3,901,503	3,583,381	4,004,037	3,114,853

Net interest margin excluding marks and PPP interest and fees	2.96%	3.18%	3.16%	3.12%	3.21%	3.11%	3.32%